Exhibit 99.2

Sinoenergy Corporation Reports Third Quarter and Nine Month 2008 Results
Friday August 15, 5:00 am ET

BEIJING, Aug. 15 /Xinhua-PRNewswire-FirstCall/ -- Sinoenergy Corporation (Nasdaq: SNEN - News), ("Sinoenergy" or the "Company"), a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment and a designer, developer and operator of retail CNG filling stations in the People's Republic of China (PRC), today announced financial results for the quarter and nine months ended June 30, 2008.

Third Quarter Highlights
--	Net revenue was $10.2 million in the third quarter of 2008, an increase of 65.1% from the third quarter of 2007
--	Gross profit was $3.9 million in the third quarter of 2008, an increase of 22.2% from the third quarter of 2007
--	Net income was $4.0 million in the third quarter of 2008, an increase of 106.4% from the third quarter of 2007, or$0.26 and $0.24 per basic and diluted share
--	Received a $17.87 million strategic investment from a group of investors into Sinoenergy's subsidiary Qingdao Sinogas General Machinery ("Qingdao Sinogas")
--	Opened a new retail CNG filling station and completed construction of another new retail CNG filling station, both in Pingdingshan city, Henan province
--	Sold ownership of Giant Power International, Limited ("GPI") to Greka SNU, Ltd. for $10.68 million, resulting in a $1.7 million pre-tax gain
--	Engaged Grobstein, Horwath & Company as independent registered accounting firm
--	Appointed Ms. Lan Gu as new CFO

"The third quarter was a successful period with remarkable financial performance and significant business developments for Sinoenergy. We continued our strong growth with record quarterly revenue, resulting mostly from the rapid growth of our CNG equipment manufacturing business. The successful disposal of GPI provided us with a good return on investment and additional capital to devote to developing our CNG processing plants and filling station network," said Mr. Bo Huang, CEO of Sinoenergy Corporation. "We restructured our subsidiaries along business functions and our Qingdao Sinogas subsidiary benefited from an $18 million dollar investment, a portion of which will be used to establish a new production line for steel containers," continued Mr. Huang. "Shortly after the end of the quarter, we began trading on the Nasdaq Capital Market, an important step in increasing our presence in the investment community."

Third Quarter 2008 Results

Total revenue was $10.2 million in the quarter ended June 30, 2008, a 65.1% increase from $6.2 million in the quarter ended June 30, 2007. Revenue increased mostly because of an increase in sales of CNG station facilities, including transport trailers used for hauling CNG, which generated revenue of $5.3 million, or 51.6% of revenues in the quarter, compared to $2.3 million and 37.9% of revenues in the quarter ended June 30, 2007. Revenue from the vehicle conversion kits business and non-standard pressure container business was approximately $2.7 million and $1.7 million respectively in the quarter ended June 30, 2008. The Company's retail CNG filling station operations generated $542,000 in revenue in the quarter.

Gross profit was $3.9 million in the quarter ended June 30, 2008, a 22.2% increase from $3.2 million in the quarter ended June 30, 2007.

Overall gross margin was 38.4% in the quarter, compared to 51.9% in the quarter ended June 30, 2007. Overall margin decreased because gross margin for the CNG station facilities and construction segment was 39.0% in the quarter ended June 30, 2008, compared to 71.0% in the quarter ended June 30, 2007. Such decline was mainly due to the increasing internal demands for technical consulting services from Sinoenergy's CNG filling station business, which has decreased the Company's focus on providing higher margin technical consulting services to third parties in the quarter ended June 30, 2008. Gross margin in the conversion kit business and retail CNG filling station operation was 33.0% and 38% respectively, and gross margin for the non-standard pressure container business was 46.0% in the quarter ended June 30, 2008.

Operating expenses in the quarter ended June 30, 2008 were $1.2 million, up 24.3% from $1.0 million in the quarter ended June 30, 2007. This increase was due primarily to new general and administrative expenses associated with the vehicle conversion kits segment, which started operations in April 2007.

Operating income was $2.7 million in the quarter ended June 30, 2008, a 21.3% increase from $2.2 million in the quarter ended June 30, 2007. Operating margin was 26.3%, compared to 35.9% in the three months ended June 30 2007.

During the quarter ended June 30, 2008, the Company earned $1.3 million in rental income, net of amortized land-use rights, from leasing its facility located in the center of the city of Qingdao. Sinoenergy also recorded a $1.7 million gain on the sale of investment due to the disposition of GPI. Both sources of income are classified under other income in the Company's condensed consolidated financial statement of operations. The Company did not earn any rental income or have an investment gain a year earlier.

Net income increased to $4.0 million in the quarter ended June 30, 2008, or $0.26 per basic and $0.24 per diluted share, compared to net income of $1.9 million or $0.14 and $0.13 per basic and diluted share in the quarter ended June 30, 2007.

Nine Months Fiscal Year 2008 Results

Net revenue was $26.7 million in the nine months ended June 30, 2007, up 133.9% from $11.4 million in the nine months ended June 30, 2007. Gross profit was $11.6 million, 43.2% gross margin, up 94.5% from $5.9 million, 52.0% gross margin, in the nine months ended June 30, 2007. Operating income was $8.1 million, 30.1% operating margin, up 122.1% from $3.6 million, 31.7% operating margin, in the nine months ended June 30, 2007. Net income was $9.2 million, or $0.54 per diluted share, up 169.0% from $3.4 million, or $0.26 per diluted share, in the nine months ended June 30, 2007.

Financial Condition

As of June 30, 2008, cash was $17.0 million, up from $3.3 million as of September 30, 2007. The Company had working capital of $11.1 million. Total liabilities, including short term bank loans and other short term credit instruments, were $74.6 million. Stockholders' equity totaled $51.0 million as of June 30, 2008, compared to $32.7 million as of September 30, 2007. Net cash used in operating activities was $ -$4.4 million in the nine months ended June 30, 2008.

Recent Events

In July, the Company announced that it opened four new retail CNG filling stations that started selling CNG as of July 1, 2008. Three of the new CNG filling stations are located in Zoujia Wan, the City of Wuhan, Hubei Province. The fourth CNG filling station is located in Dawulu, the City of Pingdingshan, Henan Province.

In July, Sinoenergy's majority owned subsidiary, Qingdao Sinogas General Machinery Company Limited ("Sinogas"), received two significant orders from two natural gas transportation companies for a total of 80 CNG transport trailers, which will be built by the CNG equipment manufacturing business.

In July, the Company completed a 1-for-2 reverse split of its Common Stock. Sinoenergy's application to list its common stock on The Nasdaq Capital Market was approved and the Company's stock began trading on The Nasdaq Capital Market under the ticker symbol "SNEN." Prior to listing on The Nasdaq Capital Market, the Company's common stock was traded through the OTC Bulletin Board.

In August, the Company announced its plans to open an additional 20 retail CNG filling stations in the city of Wuhan by the end of calendar year 2008. Sinoenergy currently operates 8 retail CNG filling stations in the city of Wuhan. The Company plans to have a total of 28 retail CNG filling stations operating in the city of Wuhan by the end of calendar year 2008. The Company also plans to start the construction of another 10 new retail CNG filling stations by the end of 2008 which should be completed and begin operations in 2009.

In August, the Company announced that it has signed a share exchange agreement with China New Energy Development Investment Co., Ltd to exchange ownership between the two party's jointly established companies, Hubei Gather Energy Co., Ltd (Hubei Gather) located in Wuhan City and Anhui Gather Energy Co., Ltd (Anhui Gather) located in Wuhu City. Sinoenergy will transfer 25% of its ownership of Anhui Gather to China New Energy, and China New Energy will transfer 25% of its ownership of Wuhan Gather to Sinoenergy. Sinoenergy will have 80% ownership of Hubei Gather which will enhance the Company's control over Hubei Gather and further guarantee the CNG supply to the Company's rapidly growing network of CNG filling stations in Wuhan city.

Business Outlook

"We feel confident that our CNG station equipment business, conversion kits business, and non-standard pressure container businesses will continue their robust growth in the fourth quarter of our 2008 fiscal year. Our working capital, together with cash flow generated from our operations, provides us with the funds necessary to continue developing our retail CNG filling station business," said Mr. Huang. "By opening four new CNG filling stations in July, Sinoenergy now has a total of eleven retail CNG filling stations in operation. Based on solid support from local government, we expect to accelerate our CNG filling station development in Wuhan city in the rest of calendar year 2008."

Guidance

Sinoenergy expects its net revenue in the fourth quarter ending September 30 of fiscal year 2008 to be from $11 million to $12 million. The Company expects net income in the fourth quarter ending September 30 of fiscal year 2008 to be from $3.0 million to $3.2 million, or $0.15 to $0.16 per diluted share.

Sinoenergy expects net income for fiscal year 2008, ending September 30, 2008, to be about $12.2 to $12.4 million, or $0.62 to $0.63 per diluted share.

Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Friday, August 15, 2008 to discuss results for the quarter ended June 30, 2008. To participate in this live conference call, please dial 888-419-5570 five to ten minutes prior to the scheduled conference call time. International callers should dial 617-896-9871. The conference Passcode is 498 347 61. For those who are unable to participate in the conference call at the time of the call, a replay will be available for fourteen days starting on Friday, August 15, at 12:00 p.m. Eastern Time. To access the replay, please dial 888-286-8010. International callers should dial 617-801-6888. The replay Passcode is 498 347 61.

About Sinoenergy

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment as well as a designer, developer and operator of retail CNG stations in China. In addition to its CNG related products, the Company also manufactures a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statements reflect our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

-- FINANCIAL TABLES FOLLOW --

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30		June 30,
	2008	2007	2008	2007
NET REVENUE	$10,204	$6,181	$26,745	$11,436
COST OF REVENUE	-6,283	-2,972	-15,190	-5,494
GROSS PROFIT	3,921	3,209	11,555	5,942

OPERATING EXPENSES
Selling expenses	246	65	540	143
General and administrative expenses	988	928	2,963	2,175
TOTAL OPERATING EXPENSES	1,234	993	3,503	2,318

INCOME FROM OPERATIONS	2,687	2,216	8,052	3,624

OTHER INCOME (EXPENSE)
Rental income, net of land right
amortization of $60 and $118	1,318	--	2,503
Gain on sale of investment	1,737	--	1,737
Earning (loss) from non-consolidated
affiliates	-6		97
Other, net	-297	--	-150	35
Interest expense, net of capitalized
interest of $542 and $1,334 in 2008	-217	-123	-1,497	-241
Estimated liquidated damages payable
under registration rights agreement	-513	--	-653
OTHER INCOME (EXPENSE), NET	2,022	-123	2,037	-206

INCOME BEFORE INCOME TAXES AND
MINORITY INTEREST	4,709	2,093	10,089	3,418
Provision (benefit) for income taxes	-677	-44	-722	65
INCOME BEFORE MINORITY INTEREST	4,032	2,049	9,367	3,483
Minority interest	-16	-103	-189	-71
NET INCOME	$4,016	$1,946	$9,178	$3,412

Other comprehensive income
Foreign currency translation
adjustments	1,422	177	5,155	374
COMPREHENSIVE INCOME	$5,438	$2,123	$14,333	$3,786
Net Income Per Common Share
Basic	$0.26	$0.14	$0.58	$0.34
Diluted	$0.24	$0.13	$0.54	$0.26

Weighted Average Common Shares
Outstanding
Basic	15,709	13,890	15,709	9,981
Diluted	19,619	14,579	16,950	13,261

Sinoenergy Corporation and Subsidiaries
Consolidated Balance Sheet
(In thousands of US Dollars)

	June 30, 2008	September 30,2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$17,021	$3,322
Restricted cash		1,225
Accounts receivable, net	19,920	5,827
Other receivables	11,939	501
Due from related parties	42	3,754
Note subscription receivable
(received October 2007)		29,840
Deposits and prepayments	4,394	2,795
Deferred expenses	169	58
Inventories	5,436	2,901
TOTAL CURRENT ASSETS	58,921	50,223

LONG TERM ASSETS
Long-term investments	3,187	1,592
Property, plant and equipment, net	24,995	8,388
Intangible assets, net	30,882	18,531
Other long-term assets	7,759	9,603
Goodwill	1,351	729
TOTAL ASSETS	$127,095	$89,066

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term bank loan	$11,663	$14,843
Accounts payable	5,847	3,166
Notes payable		799
Other payables	7,710	1,502
Payable to investors in subsidiary	14,590	3,679
Due to related parties	2,193
Accrued expenses	423	395
Accrued interest payable	1,341
Advances from customers	2,722	1,035
Estimated liquidated damages payable
under registration rights agreement	653
Income taxes payable	690	119
TOTAL CURRENT LIABILITIES	47,832	25,538

LONG-TERM LIABILITIES
12% senior notes, net of discount of
$321 at June 30, 2008 and $378 at
September 30, 2007 3% senior	15,679	15,622
convertible notes, net of
discount of $3,324 at June 30, 2008
and $177 at September 30, 2007	11,053	13,823
TOTAL LIABILITIES	74,564	54,983

Minority interest	1,552	1,363
Commitments

STOCKHOLDERS' EQUITY
Common stock -- par value $0.001 per
share; Authorized -- 50,000,000
shares; issued and outstanding --
15,709,033 shares at June 30, 2008
and September 30, 2007	16	16
Additional paid-in capital	25,941	22,015
Capital surplus	20	20
Statutory surplus reserve fund	1,140	1,140
Retained earnings	17,394	8,217
Accumulated other comprehensive
income	6,467	1,312
Total stockholders' equity	50,979	32,720
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$127,095	$89,066

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In thousands US dollars)

	Nine Months Ended June 30
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	9,178	3,412
Adjustments to reconcile net income
to net cash provided by (used in)
operating activities:
Gain on sale of investment	-1,737
Warrants issued for services	64	67
Stock options granted	310	345
Amortization of note discount	270
Non-cash portion of interest expense	1,719
Earnings from non-consolidated
affiliates	-97
Minority interest	189	72
Depreciation	492	348
Amortization of intangible assets	1,538	197
Provision for (recovery of) doubtful
accounts	-1	83
Changes in operating assets and
liabilities:

(Increase) decrease in --
Accounts receivable	-13,954	-1,094
Other receivables, deposits and
prepayments	-9,574	-1,418
Inventories	-2,535	-395

Increase (decrease) in --
Accounts payable	1,882	848
Accrued expenses	28	55
Deferred expenses		-13
Advances from customers	1,687	2,277
Other payables	4,915	-538
Estimated liquidated damages
payable under registration
rights agreement	653
Income taxes payable	571	28
Net cash provided by (used in)
operating activities	-4,402	4,274

CASH FLOWS FROM INVESTING ACTIVITES
Payable to investors in subsidiary	14,590
Purchase of property, plant and
equipment	-15,255	-5,468
Purchase of land use right	-13,889	-6,718
Purchase of minority interest in
subsidiaries	-1,595	-2,684
Net proceeds related to investment
activities	1,210
Net cash used in investing activities	-14,939	-14,870

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from note
subscription receivable	29,840
Proceeds from bank loan		1,342
Cash received from exercise of
warrants		11,725
Payments on bank loan	-3,180
Net cash provided by financing
activities	26,660	13,067

Effect on cash of changes in exchange
rate	5,155	206

Net increase (decrease) in cash	12,474	2,674
Cash at beginning of period	4,547	2,218
Cash at end of period	17,021	4,892

Supplemental disclosure of cash flow
information
Interest paid	1,322	242
Income taxes paid	172	-858

For more information, please contact:

Sinoenergy Corporation
Ms. Lan Gu, CFO
Tel: +1-416-221-8395
Email: lgu@sinoenergycorporation.com
Web: http://www.sinoenergycorporation.com

CCG Investor Relations Inc.
Mr. Crocker Coulson, President
Tel: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Web: http://www.ccgir.com